Exhibit 99.1

Fitbit Reports Third Quarter Results for the Three Months Ended October 3, 2020

•Revenue of $364 million, up 5% year-over-year. Annual run-rate for consumer services revenue exceeds $100 million.
•GAAP Net Loss Per Share of $(0.20), Non-GAAP Net Loss Per Share of $(0.03).
•GAAP and Non-GAAP gross margins expand by more than 600 basis points year-over-year.

SAN FRANCISCO — November 4, 2020 - Fitbit, Inc. (NYSE:FIT) today reported revenue of $364 million, GAAP net loss per share of $(0.20), non-GAAP net loss per share of $(0.03), GAAP net loss of $(54) million, non-GAAP net loss of $(8) million, cash flow from operations of $(13) million, and non-GAAP free cash flow of $(27) million for its third quarter of 2020.

“Fitbit continued to play an important role for our community during this uncertain COVID-19 environment by supporting the mental health and overall wellness of our users with innovative products, features, and services. We introduced Fitbit Sense, our most advanced health smartwatch that helps users understand and manage their stress and is also our first device with an ECG app. Fitbit is committed to making health data more accessible and actionable with the new Health Metrics dashboard currently, which tracks metrics like breathing rate, heart rate variability and SpO2 – all important metrics when it comes to illness detection,” said James Park, co-founder and CEO. “The response to our new offerings has been strong across both devices and software. We achieved a key financial milestone this quarter with an annual run-rate for consumer services revenue of more than $100 million, highlighting the continuing opportunity we have to deepen our relationship with our users.”

Third Quarter 2020 Financial Summary

	For the Three Months Ended		For the Nine Months Ended
In millions, except percentages and per share amounts	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
GAAP Results
Revenue	$363.9	$347.2	$813.4	$932.6
Gross Margin	37.3%	31.1%	34.9%	32.8%
Net loss	$(54.5)	$(51.9)	$(138.3)	$(199.9)
Net loss Per Share	$(0.20)	$(0.20)	$(0.52)	$(0.78)
Non-GAAP Results
Gross Margin	38.1%	32.0%	36.4%	33.9%
Net loss	$(8.3)	$(26.7)	$(105.0)	$(100.5)
Net loss Per Share	$(0.03)	$(0.10)	$(0.39)	$(0.39)
Adjusted EBITDA	$—	$(19.4)	$(108.1)	$(93.5)
Devices Sold	3.3	3.5	7.9	10.0

For additional information regarding the non-GAAP financial measures, see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Third Quarter 2020 Financial Highlights
•Consumer demand was strong with point-of-sales including Fitbit.com up 4% year-over-year.
•Sold 3.3 million devices at an average selling price of $104 per device, up 8% year-over-year. The year-over-year increase was driven primarily by the introduction of higher priced smartwatches and consumer demand for our highest priced new smartwatch, Fitbit Sense.

•U.S. revenue represented 54% of total revenue or $195 million, down 6% year-over-year.
•International revenue represented 46% of total revenue and grew 20% to $169 million: EMEA revenue grew 23% to $102 million, APAC revenue declined 1% to $41 million and Americas excluding U.S. revenue grew 55% to $26 million (all on a year-over-year basis).
•New devices introduced in the past 12 months, Fitbit Charge 4™, Fitbit Sense™, Fitbit Versa 3™, and Fitbit Inspire 2™, represented 52% of revenue.
•GAAP gross margin was 37.3% and non-GAAP gross margin was 38.1%. GAAP gross margin increased 620 basis points and non-GAAP gross margin increased 610 basis points year-over-year driven by lower promotions, lower warranty expense, increased share of our direct channel Fitbit.com, and growth of Premium revenue.
•GAAP operating expenses represented 51.4% of revenue, increasing 17% year-over-year to $187 million driven by costs related to the pending acquisition by Google LLC; non-GAAP operating expenses represented 41.8% of revenue, increasing 6% year-over-year to $152 million driven by higher employee costs, partially offset by lower marketing costs and lower customer service costs.

Third Quarter 2020 Operational Highlights
•We debuted our most advanced health smartwatch, Fitbit Sense, with the world’s first EDA sensor on a smartwatch to help manage stress, plus ECG App, nightly SpO2 and an on-wrist skin temperature sensor. We also launched Versa 3, adding built-in GPS, Google Assistant and a speaker to our best-selling Versa 2 product offering.
•Introduced Inspire 2, Fitbit’s most accessible, easy-to-use, stylish fitness tracker with advanced fitness features, including Active Zone Minutes.
•Smartwatches represented 60% of revenue, trackers represented 36% of revenue and non-device software offerings were 4% of revenue. Smartwatch sales benefited from the introduction of two new smartwatches, Sense and Versa 3.
•Consumer services revenue grew 607% year-over-year to $15 million and represented 4% of sales. Consumer services revenue includes revenue from our Premium subscription and extended warranty offerings. Fitbit now has more than 500,000 paid subscribers.
•Annual run-rate for consumer services revenue exceeded $100 million for the quarter. We calculate our annual run rate for consumer services revenue by adding our consumer services revenue and our deferred consumer services revenue from Premium bundled with devices for a quarter and multiplying by four. Each of the new products launched offers a bundled Premium software add-on service.
•Introduced the Health Metrics dashboard which helps users track health metrics like breathing rate, resting heart rate, heart rate variability, SpO2 and skin temperature all in one place.
•Fitbit.com revenue grew 54% year-over-year to $42 million in revenue and represented 12% of sales.
•Our Fitbit Health Solutions business grew 14% year-over-year to $22 million of sales.

COVID-19-Related Impact to Financials
•Our business during the third quarter of 2020 was negatively impacted by the outbreak of COVID-19, which has caused disruptions in the development, manufacturing, including the sourcing of key components, shipment, and sales of our products.
•We have seen no increase in collection risk due to the outbreak of COVID-19 and reversed the COVID-19 credit allowance of $6 million during the third quarter of 2020.
•The current circumstances are dynamic and unprecedented, and the impacts of COVID-19 on our business operations, including the duration and severity of the effect on overall consumer demand, cannot be predicted. However, we expect COVID-19 and associated mitigation efforts to continue to have a significant negative impact on our results in 2020, although the nature and extent will depend on future developments that are evolving and highly uncertain.

Additional Highlights and Information

•Fitbit announced its entry into a Merger Agreement with Google on November 1, 2019. Upon close of the all-cash transaction, which is subject to customary closing conditions, Fitbit stockholders will receive $7.35 per share in cash, valuing the company at a fully diluted equity value of approximately $2.1 billion.
•Fitbit stockholders approved the transaction on January 3, 2020.
•Regulatory review of the transaction is ongoing. On August 4, 2020, the European Commission announced it had initiated a Phase II review of the transaction. The duration of a Phase II review cannot be foreseen with certainty. While we still expect Fitbit and Google to secure the necessary approvals and to close the transaction in 2020, the time frame may extend beyond that. Moreover, the extent to which COVID-19 may impact the timing of receipt of these approvals is uncertain and cannot be predicted. Prior to closing, we do not expect to provide additional updates on the regulatory process other than during the release of future earnings reports.
•Due to the pending acquisition by Google, Fitbit does not plan to host an earnings conference call nor provide next-quarter or full-year guidance.

Forward Looking Statements
This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: our ability to develop innovative products, features and services that support the mental health and overall wellness of users during the COVID-19 pandemic; our continuing opportunity through non-device offerings to deepen our relationship with our users, including any statements regarding annual run-rate related to such offerings; any statements regarding the anticipated impact of COVID-19 on our business; the expected timing of the completion of the transaction with Google; the ability of Google and us to complete the proposed transaction considering the various conditions to the transaction, some of which are outside the parties’ control, including those conditions related to regulatory approvals; any statements concerning the expected development or competitive performance relating to Fitbit’s products and services; and any statements of assumptions underlying any of the foregoing. A number of important factors and uncertainties could cause actual results or events to differ materially from those described in these forward-looking statements, including without limitation: the impact of COVID-19 on our business, results of operations, or financial condition, including the development, manufacturing, including the sourcing of key components, shipment and sales of our products; general public health, market, political, economic and business conditions, including the impact of COVID-19 on global economic conditions and consumer confidence and spending; the effects of the highly competitive market in which we operate, including competition from much larger technology companies; our ability to anticipate and satisfy consumer preferences in a timely and cost-effective manner; our ability to successfully develop, timely introduce, and achieve retail and customer acceptance of new products and services, or enhance existing products and services, including software and subscription services; our ability to accurately forecast consumer demand and adequately manage our inventory; our ability to ship products on the timelines we anticipate and avoid unexpected delays; our ability to detect, prevent or fix quality issues in our products and services; our ability to attract and retain employees; our reliance on third-party suppliers, contract manufacturers, and logistics providers and our limited control over such parties; delays in procuring components and products from third parties or their suppliers; the ability of third parties to manufacture and ship quality products in a timely manner; seasonality of demand; the concentrated nature of our retailer and distributor base; product liability issues, security breaches, or other factors that may adversely affect product performance and overall market acceptance of our products and services; our ability to integrate acquired technologies and employees of acquired businesses into our operations, particularly in new geographies; warranty claims; the relatively new and unproven market for trackers and wearable devices; the ability of our channel partners to sell our products; litigation and related costs; the impact of privacy and data security laws; changes in tax laws; the impact of tariffs; the failure to satisfy any of the conditions to the consummation of the proposed transaction with Google, including the receipt of certain governmental and regulatory approvals; the occurrence of any event, change, or other circumstance that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against us related to the Merger Agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the occurrence of a Company Material Adverse Effect (as defined in the Merger Agreement).
Additional risks and uncertainties are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the full year ended December 31, 2019, and our Quarterly Report on Form 10-Q for the three months ended July 4, 2020, which are available on our Investor Relations website at investor.fitbit.com and on the Securities Exchange Commission (SEC) website at www.sec.gov. Once filed with the SEC, additional information will be set forth in our Quarterly Report on Form 10-Q for the three months ended October 3, 2020. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on such statements.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures in this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating loss and income (loss) before income taxes, non-GAAP net income (loss), non-GAAP diluted net loss per share, free cash flow, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, free cash flow, and adjusted EBITDA. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

There are limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, specifically stock-based compensation expense, depreciation, amortization of intangible assets, interest income (expense), net, acquisition-related costs, and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

The following are explanations of the adjustments that are reflected in one or more of our non-GAAP financial measures:
•Stock-based compensation expense relates to equity awards granted primarily to our employees. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. Companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.
•Acquisition-related costs relates to bonuses in connection with the Merger, integration costs, advisory and consulting, legal, accounting, tax, other professional service fees, and SEC filing fees to the extent associated with the pending Merger or our acquisition of other companies.
•Restructuring costs primarily included severance-related costs. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.
•Amortization of intangible assets relates to our acquisitions of FitStar, Pebble, Vector and Twine Health. We exclude these amortization expenses because we do not believe they have a direct correlation to the operation of our business.
•Income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures such as stock-based compensation, amortization of intangibles, restructuring and valuation allowance in order to provide a more meaningful measure of non-GAAP net loss.

•We define free cash flow as net cash provided by (used in) operating activities less purchase of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in our business and strengthening the balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. Free cash flow is not prepared in accordance with U.S. GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP.

About Fitbit, Inc. (NYSE: FIT)
Fitbit helps people lead healthier, more active lives by empowering them with data, inspiration and guidance to reach their goals. Fitbit designs products and experiences that track and provide motivation for everyday health and fitness. Fitbit’s diverse line of innovative and popular products includes Fitbit Sense™ and the Fitbit Ionic™ and Fitbit Versa™ family of smartwatches; Fitbit Charge 4™, Fitbit Charge 3™, Fitbit Inspire 2™, Fitbit Inspire HR™, Fitbit Inspire™ and Fitbit Ace 2™ activity trackers; as well as Fitbit Flyer™ wireless headphones and the Fitbit Aria family of smart scales. Fitbit products are carried in over 39,000 retail stores and in 100+ countries around the globe. Powered by one of the world’s largest databases of activity, exercise and sleep data and Fitbit’s leading health and fitness social network, the Fitbit platform delivers personalized experiences, insights and guidance through leading software and interactive tools, including the Fitbit and Fitbit Coach apps, and Fitbit OS for smartwatches. Fitbit’s paid subscription service, Fitbit Premium, uses your unique data to deliver actionable guidance and coaching in the Fitbit app to help you reach your health and fitness goals. Fitbit Health Solutions develops health and wellness solutions designed to help increase engagement, improve health outcomes, and drive a positive return for employers, health plans and health systems.

Fitbit and the Fitbit logo are trademarks or registered trademarks of Fitbit, Inc. in the U.S. and other countries. Additional Fitbit trademarks can be found at www.fitbit.com/legal/trademark-list. Third-party trademarks are the property of their respective owners.

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Investor Contact:

Tom Hudson, (415) 604-4106
investor@fitbit.com

Media Contact:

Jen Ralls, (415) 722-6937
PR@fitbit.com

FITBIT, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019

Revenue	$363,932	$347,200	$813,362	$932,646
Cost of revenue	228,120	239,248	529,586	627,027
Gross profit	135,812	107,952	283,776	305,619
Operating expenses:
Research and development	90,771	65,693	256,093	213,651
Sales and marketing	60,726	71,296	183,157	222,972
General and administrative	35,493	23,083	112,583	74,640
Total operating expenses	186,990	160,072	551,833	511,263
Operating loss	(51,178)	(52,120)	(268,057)	(205,644)
Interest income (expense), net	(268)	2,388	1,038	8,476
Other income (expense), net	965	(492)	3,198	1,242
Loss before income taxes	(50,481)	(50,224)	(263,821)	(195,926)
Income tax expense (benefit)	3,971	1,669	(125,566)	3,950
Net loss	$(54,452)	$(51,893)	$(138,255)	$(199,876)
Net loss per share:
Basic	$(0.20)	$(0.20)	$(0.52)	$(0.78)
Diluted	$(0.20)	$(0.20)	$(0.52)	$(0.78)
Shares used to compute net loss per share:
Basic	270,443	258,753	267,958	256,046
Diluted	270,443	258,753	267,958	256,046

FITBIT, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 3, 2020	December 31, 2019

Assets
Current assets:
Cash and cash equivalents	$373,384	$334,479
Marketable securities	43,051	184,023
Accounts receivable, net	358,451	435,269
Inventories	98,996	136,752
Income tax receivable	40,252	573
Prepaid expenses and other current assets	35,013	28,656
Total current assets	949,147	1,119,752
Property and equipment, net	74,684	82,756
Operating lease right-of use-assets	62,144	70,225
Goodwill	64,812	64,812
Intangible assets, net	8,395	16,746
Deferred tax assets	15,330	4,111
Other assets	12,334	9,684
Total assets	$1,186,846	$1,368,086
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$174,603	$194,626
Accrued liabilities	431,215	513,530
Operating lease liabilities	22,390	23,511
Deferred revenue	49,317	32,307
Income taxes payable	2,439	636
Total current liabilities	679,964	764,610
Long-term deferred revenue	5,327	8,535
Long-term operating lease liabilities	56,703	67,902
Other liabilities	55,960	39,776
Total liabilities	797,954	880,823

Stockholders’ equity:
Class A and Class B common stock	27	26
Additional paid-in capital	1,166,720	1,126,827
Accumulated other comprehensive income	178	188
Accumulated deficit	(778,033)	(639,778)
Total stockholders’ equity	388,892	487,263
Total liabilities and stockholders’ equity	$1,186,846	$1,368,086

FITBIT, INC.
Condensed Consolidated Statements of Cash Flow
(in thousands)
(unaudited)
	Three Months Ended		Nine Months Ended
	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
Cash Flows from Operating Activities
Net loss	$(54,452)	$(51,893)	$(138,255)	$(199,876)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	(5,584)	(19)	461	29
Provision for excess and obsolete inventory	929	1,041	14,189	5,163
Depreciation	12,290	13,109	33,332	43,215
Non-cash lease expense	2,605	6,346	11,082	17,961
Accelerated depreciation of property and equipment	100	(1)	726	169
Amortization of intangible assets	1,273	1,979	8,351	6,100
Stock-based compensation	18,380	18,084	57,877	59,175
Deferred income taxes	10,530	484	(11,289)	618
Other	261	(212)	585	(50)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(137,474)	(86,944)	76,356	68,617
Inventories	(35,134)	(84,317)	21,410	(125,500)
Prepaid expenses and other assets	(3,383)	(8,536)	(9,136)	5,880
Income taxes receivable	(13,499)	6,401	(39,679)	5,992
Accounts payable	100,629	112,343	(23,028)	11,826
Accrued liabilities and other liabilities	74,506	37,201	(66,763)	(60,763)
Lease liabilities	(3,532)	(7,398)	(14,432)	(20,975)
Deferred revenue	17,429	889	13,802	(2,586)
Income taxes payable	990	407	1,803	(107)
Net cash used in operating activities	(13,136)	(41,036)	(62,608)	(185,112)
Cash Flows from Investing Activities
Purchase of property and equipment	(13,869)	(15,450)	(22,419)	(26,277)
Purchases of marketable securities	—	(67,474)	(59,735)	(287,969)
Sales of marketable securities	—	—	—	2,016
Maturities of marketable securities	61,512	82,703	200,877	322,132
Acquisition, net of cash acquired	—	(2,625)	—	(2,625)
Net cash provided by (used in) investing activities	47,643	(2,846)	118,723	7,277
Cash Flows from Financing Activities
Payment of financing lease liability	—	(1,302)	(1,384)	(2,239)
Proceeds from issuance of common stock	1,988	232	2,990	7,044
Taxes paid related to net share settlement of restricted stock units	(6,587)	(2,846)	(18,816)	(13,495)
Net cash used in financing activities	(4,599)	(3,916)	(17,210)	(8,690)
Net increase (decrease) in cash and cash equivalents	29,908	(47,798)	38,905	(186,525)
Cash and cash equivalents at beginning of period	343,476	335,229	334,479	473,956
Cash and cash equivalents at end of period	$373,384	$287,431	$373,384	$287,431

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Nine Months Ended
	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
Non-GAAP gross profit:
GAAP gross profit	$135,812	$107,952	$283,776	$305,619
Stock-based compensation expense	1,846	1,446	6,059	4,397
Impact of restructuring	—	—	—	190
Acquisition-related costs	(33)	—	1,463	—
Intangible assets amortization	1,126	1,773	5,066	5,480
Non-GAAP gross profit	$138,751	$111,171	$296,364	$315,686

Non-GAAP gross margin (as a percentage of revenue):
GAAP gross margin	37.3%	31.1%	34.9%	32.8%
Stock-based compensation expense	0.5	0.4	0.7	0.5
Impact of restructuring	—	—	—	—
Acquisition-related costs	—	—	0.2	—
Intangible assets amortization	0.3	0.5	0.6	0.6
Non-GAAP gross margin	38.1%	32.0%	36.4%	33.9%

Non-GAAP research and development:
GAAP research and development	$90,771	$65,693	$256,093	$213,651
Stock-based compensation expense	(10,633)	(10,557)	(33,194)	(34,437)
Impact of restructuring	—	—	—	(1,550)
Acquisition-related costs	(8,391)	—	(23,755)	—
Non-GAAP research and development	$71,747	$55,136	$199,144	$177,664

Non-GAAP sales and marketing expense:
GAAP sales and marketing	$60,726	$71,296	$183,157	$222,972
Stock-based compensation expense	(2,701)	(2,587)	(8,376)	(8,900)
Impact of restructuring	—	—	—	(589)
Acquisition-related costs	(1,328)	—	(5,568)	—
Intangible assets amortization	—	(135)	(2,797)	(406)
Non-GAAP sales and marketing	$56,697	$68,574	$166,416	$213,077

Non-GAAP general and administrative expense:
GAAP general and administrative	$35,493	$23,083	$112,583	$74,640
Stock-based compensation expense	(3,197)	(3,494)	(10,248)	(11,441)
Impact of restructuring	—	—	—	(129)
Acquisition-related costs	(8,553)	—	(26,380)	—
Intangible assets amortization	(147)	(71)	(488)	(214)
Non-GAAP general and administrative	$23,596	$19,518	$75,467	$62,856

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Nine Months Ended
	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
Non-GAAP operating expenses:
GAAP operating expenses	$186,990	$160,072	$551,833	$511,263
Stock-based compensation expense	(16,531)	(16,638)	(51,818)	(54,778)
Impact of restructuring	—	—	—	(2,268)
Acquisition-related costs	(18,272)	—	(55,703)	—
Intangible assets amortization	(147)	(206)	(3,285)	(620)
Non-GAAP operating expenses	$152,040	$143,228	$441,027	$453,597

Non-GAAP operating loss and loss before income taxes:
GAAP operating loss	$(51,178)	$(52,120)	$(268,057)	$(205,644)
Stock-based compensation expense	18,377	18,084	57,877	59,175
Impact of restructuring	—	—	—	2,458
Acquisition-related costs	18,239	—	57,166	—
Intangible assets amortization	1,273	1,979	8,351	6,100
Non-GAAP operating loss	(13,289)	(32,057)	(144,663)	(137,911)
Interest income (expense), net	(268)	2,388	1,038	8,476
Other income (expense), net	965	(492)	3,198	1,242
Non-GAAP loss before income taxes	$(12,592)	$(30,161)	$(140,427)	$(128,193)

Non-GAAP net loss and net loss per share:
Net loss	$(54,452)	$(51,893)	$(138,255)	$(199,876)
Stock-based compensation expense	18,377	18,084	57,877	59,175
Impact of restructuring	—	—	—	2,458
Acquisition-related costs	18,239	—	57,166	—
Intangible assets amortization	1,273	1,979	8,351	6,100
Income tax effect of non-GAAP adjustments	8,255	5,141	(90,136)	31,615
Non-GAAP net loss	$(8,308)	$(26,689)	$(104,997)	$(100,528)

GAAP diluted shares	270,443	258,753	267,958	256,046
Other dilutive equity awards	—	—	—	—
Non-GAAP diluted shares	270,443	258,753	267,958	256,046
Non-GAAP diluted net loss per share	$(0.03)	$(0.10)	$(0.39)	$(0.39)

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Nine Months Ended
	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
Free cash flow:
Net cash used in operating activities	$(13,136)	$(41,036)	$(62,608)	$(185,112)
Purchases of property and equipment	(13,869)	(15,450)	(22,419)	(26,277)
Free cash flow	$(27,005)	$(56,486)	$(85,027)	$(211,389)
Net cash provided by (used in) by investing activities	$47,643	$(2,846)	$118,723	$7,277
Net cash used in financing activities	$(4,599)	$(3,916)	$(17,210)	$(8,690)

Adjusted EBITDA:
Net loss	$(54,452)	$(51,893)	$(138,255)	$(199,876)
Stock-based compensation expense	18,377	18,084	57,877	59,175
Impact of restructuring	—	—	—	2,458
Acquisition-related costs	18,239	—	57,166	—
Depreciation and intangible assets amortization	13,563	15,089	41,683	49,314
Interest expense (income), net	268	(2,388)	(1,038)	(8,476)
Income tax expense (benefit)	3,971	1,669	(125,566)	3,950
Adjusted EBITDA	$(34)	$(19,439)	$(108,133)	$(93,455)

Stock-based compensation expense:
Cost of revenue	$1,846	$1,446	$6,059	$4,397
Research and development	10,633	10,557	33,194	34,437
Sales and marketing	2,701	2,587	8,376	8,900
General and administrative	3,197	3,494	10,248	11,441
Total stock-based compensation expense	$18,377	$18,084	$57,877	$59,175

FITBIT, INC.
Revenue by Geographic Region
(in thousands)
(unaudited)
	Three Months Ended		Nine Months Ended
	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
United States	$195,001	$206,654	$461,769	$522,607
Americas, excluding United States	25,960	16,722	47,158	51,227
Europe, Middle East, and Africa	102,401	82,951	231,782	257,612
Asia Pacific	40,570	40,873	72,653	101,200
Total	$363,932	$347,200	$813,362	$932,646